Exhibit 1.1

EXECUTION COPY

Nationwide Financial Services, Inc.

6.75% Fixed-to-Floating Rate Junior Subordinated Notes

UNDERWRITING AGREEMENT

May 14, 2007

May 14, 2007

To the Representatives named in Schedule I hereto

for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Nationwide Financial Services, Inc. , a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as Representatives (the “Representatives”), the principal amount of its debt securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture (the “Base Indenture”) dated as of May 18, 2007, as supplemented by the First Supplemental Indenture dated as of May 18, 2007, each between the Company and Wilmington Trust Company, as trustee (the “Trustee”), (the “First Supplemental Indenture”). The Base Indenture as supplemented by the First Supplemental Indenture is herein referred to as the “Indenture”. To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) on Form S-3, as amended by the Post-Effective Amendment No. 1 to the Registration Statement, including a prospectus (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. The registration statement as amended by the Post-Effective Amendment No. 1 to the Registration Statement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated May 14, 2007 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus identified in Schedule I hereto together with the free writing prospectuses, if any, each identified in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein. The term “Execution Time” shall mean 4:10 pm (New York City time) on the date of this Agreement. The term “Insurance License” shall mean any license, certificate of authority, permit or other authorization from an insurance regulatory authority with jurisdiction over an Insurance Entity which is necessary for such Insurance Entity to conduct its business as now conducted.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1 that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain, and as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the Execution Time and at the Closing Date (as defined in Section 3), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus did not, as of its date, and, as amended or supplemented, if applicable, will not, on the Closing Date (as defined in Section 3), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Underwriters or the terms of the offering furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c) Except as disclosed in the Time of Sale Prospectus, since the date of the latest audited financial statements included or incorporated therein by reference (i) there has been no change, nor any development or event involving a prospective change which would reasonably be expected to, individually or in the aggregate, (A) have a material adverse effect on the condition, financial or otherwise, the earnings, business affairs, or results of operations of the Company, or the Company and its subsidiaries taken as a whole, (B) adversely affect the issuance or validity of the Securities, or (C) adversely affect the consummation of any of the transactions contemplated by this Agreement (each, a “Material Adverse Effect”), (ii) there has been no increase in the long term debt of, or guaranteed by, the Company or any of its subsidiaries considered as a whole, and (iii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business and as otherwise stated in the Time of Sale Prospectus, which would have a Material Adverse Effect.

(d) All of the outstanding shares of capital stock of each Material Subsidiary of the Company identified in Annex 1 hereto (the “Material Subsidiary”) have been duly authorized and validly issued, are fully paid and nonassessable and are owned (directly or through subsidiaries) by the Company free and clear of any security interests, claims, liens or encumbrances.

(e) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d)

under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(f) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and to enter into and perform its obligations under this Agreement; and the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where such failure to be so qualified in any such jurisdiction would not have a Material Adverse Effect.

(g) Each Material Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Time of Sale Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where such failure to be so qualified in any such jurisdiction would not have a Material Adverse Effect.

(h) Each of the Base Indenture and the First Supplemental Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act with respect to the Securities registered thereby and, assuming due authorization, execution and delivery thereof by the Trustee, constitute valid and legally binding instruments of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, rehabilitation, reorganization, moratorium or similar laws relating to creditors of insurance companies or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will conform in all material respects to the description thereof contained in the Time of Sale Prospectus; the Securities have been duly authorized and will be duly executed by the Company and when authenticated in the manner provided for in the Base Indenture and the First Supplemental Indenture and delivered against payment therefor as described in the Time of Sale Prospectus, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, rehabilitation, reorganization, moratorium or similar laws relating to creditors of insurance companies or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), will be entitled to the benefits of the Indenture and will conform in all material respects to the description thereof contained in the Time of Sale Prospectus.

(i) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, rehabilitation, reorganization, moratorium or similar laws relating to creditors of insurance companies or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), except that the remedies of specific performance and injunctive and other forms of equitable relief are subject to the discretion of the court before which any proceeding therefor may be brought and except with respect to the obligations of the Company regarding indemnification and contribution as provided in Section 9 below, which may be limited by principles of public policy.

(j) The Company and each of its Material Subsidiaries that is engaged in the business of insurance (together the “Insurance Entities”) (i) are each in compliance with the requirements of the insurance laws and regulations of its jurisdiction of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to the Company and each Insurance Entity, and (ii) have filed all notices, reports, documents or other information (“Notices”) required to be filed thereunder, in each of cases (i) and (ii), with such exceptions as would not have a Material Adverse Effect; neither the Company nor any Insurance Entity has received actual notice from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration, qualification or other authorization (“Approvals”) from such insurance regulatory authority is needed to be obtained by the Company or any Insurance Entity in order to conduct its business as now conducted, except where the failure to obtain such additional Approvals would not have a Material Adverse Effect; the Company and each of its Material Subsidiaries has such other Approvals and has filed all other Notices required under other applicable laws and regulations issued by the appropriate government or government bodies necessary to conduct the business now operated by it and as described in the Prospectus, except where the failure to have such Approvals or to have filed such Notices would not have a Material Adverse Effect, and neither the Company nor any of its Material Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Approval which, singularly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(k) Neither the Company nor any of its Material Subsidiaries is in violation of its charter, certificate or articles of incorporation, bylaws or code of regulations (or similar organizational document), as the case may be, nor, except where such default would not have a Material Adverse Effect, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Material Subsidiaries is a party or by which they may be bound, or to which any of the property or assets of the Company or any of its Material Subsidiaries is subject.

(l) The execution, delivery and performance of this Agreement, the Base Indenture and the First Supplemental Indenture, and the consummation of the transactions contemplated herein and therein, including without limitation the issuance, sale and delivery of the Securities by the Company, will not (i) result in any violation of the charter, certificate or articles of incorporation, bylaws or code of regulations (or similar organizational document), as the case may be, of the Company or any of its Material Subsidiaries or any statute or any order, rule or regulation of any court or insurance regulatory authority or other governmental agency or body, (ii) require the approval of any such court or insurance regulatory authority or other governmental agency or body, except such Approvals as may be required under state securities or Blue Sky laws, or (iii) except as would not have a Material Adverse Effect, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Material Subsidiaries under any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Material Subsidiaries is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its Material Subsidiaries is subject.

(m) Other than as set forth in the Time of Sale Prospectus, there is no action, suit or proceeding before or by any court, insurance regulatory body, arbitrator or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company, threatened, against or affecting the Company or any of its Material Subsidiaries, wherein an unfavorable ruling, finding or decision would have a Material Adverse Effect.

(n) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as defined under the Investment Company Act of 1940, as amended (the “1940 Act”) although certain separate accounts of subsidiaries of the Company and mutual funds managed and distributed by the Company and its subsidiaries are required to register as investment companies under the 1940 Act.

(o) Since January 1, 2004, the Company has filed with the Commission all reports, registrations and statements, together with any required amendments thereto, that it was required to file pursuant to the Securities Act or the Exchange Act (the “Reports”). The Reports, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(p) Except as set forth in the Time of Sale Prospectus, and with respect to all insurance issued, to the Company’s and each of the Company’s Material Subsidiary’s knowledge, no other party to any reinsurance, coinsurance or other similar agreement with any of the Company’s Material Subsidiaries is in default thereunder, except for such defaults that would not reasonably be expected to have a Material Adverse Effect.

(q) The statutory financial statements of each of the Material Subsidiaries that is an insurance company, from which certain ratios and other statistical data contained in the Registration Statement have been derived, have for each relevant period been prepared in accordance with accounting practices and procedures of the National Association of Insurance Commissioners (“NAIC”), as prescribed or permitted by the Department of Insurance of the State of Ohio or the Insurance Department of the Commonwealth of Pennsylvania, as appropriate (the “Statutory Accounting Practices”); and such accounting practices have been applied on a consistent basis throughout the periods involved, except as disclosed therein.

(r) The financial statements of the Company and its consolidated subsidiaries included in the Time of Sale Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated; and, for the periods specified the statements of operations, shareholders’ equity and cash flows present fairly the results of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP or Statutory Accounting Practices, where applicable, the information required to be stated therein. The selected financial data and the summary financial information included in the Time of Sale Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(s) Each of the Material Subsidiaries that is a broker/dealer, where applicable, is registered with the Commission and with each other governmental authority or the National Association of Securities Dealers, Inc. (“NASD”) with which it is required to register in order to conduct its business as now conducted, and is in compliance with all applicable United States federal, state, local or foreign statutes, laws, ordinances, regulations, rules, codes, orders, permits, other requirements or rules of law (collectively, the “Laws”), except where the failure to comply would not have a Material Adverse Effect. Such Material Subsidiaries have filed all forms, reports, statements and other documents required by Law to be filed by them with the Commission, all other reports (periodic or otherwise) and registration statements, including, without limitation, in connection with sales of variable annuity or variable life contracts, and all amendments and supplements to all such reports and registration statements except where failure to file would not have a Material Adverse Effect; and all such forms, reports, statements and other documents did not at the time they were filed (at the time they became effective and so long as they remain effective in the case of registration statements and amendments thereto) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(t) Each of the separate accounts of the Material Subsidiaries that is an insurance company that is required to be registered as an investment company under the 1940 Act is so registered. All forms, reports, statements and other documents required by Law to be filed with the Commission by or on behalf of each of the separate accounts of such Material Subsidiaries, including, without limitation, all registration statements and all amendments and supplements to all such registration statements, in connection with sales of variable life insurance policies and variable annuity contracts, have been so filed by or on behalf of such separate accounts except where failure to file would not have a Material Adverse Effect; and all such forms, reports, statements and other documents, including, without limitation, those to be filed after the date hereof, did not at the time they were filed (at the time they become effective and so long as they remain effective in the case of registration statements and amendments thereto), or will not at the time they are filed (at the time they become effective and so long as they remain effective in the case of registration statements and amendments thereto), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(u) The Replacement Capital Covenant (the “Replacement Capital Covenant”) to be executed by the Company on the Closing Date conforms to the description thereof contained in the Time of Sale Prospectus.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Underwriters It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or Time of Sale Prospectus or supplement (including the Prospectus or any preliminary prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(d) To the extent not available via the Commission’s Electronic Data, Gathering, Analysis and Retrieval System, the Company will furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 5(b) above or 5(k) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(e) The Company will use its best efforts, in cooperation with the Underwriters, to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the NASD, in connection with its review of the offering of the Securities; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(f) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities sold pursuant to this Agreement) or publicly announce an intention to effect any such transaction until the Closing Date.

(g) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(h) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Time of Sale Prospectus under the caption “Use of Proceeds.”

(i) The Company will furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and will not use or refer to any proposed free writing prospectus to which you reasonably object.

(j) The Company will not take any action without the Representatives’ consent that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(k) If, during such period after the first date of the public offering of the Securities, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(l) The Company will prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering substantially in the form of Schedule III, and file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(m) The Company will take all commercially reasonable actions necessary to enable any “nationally recognized statistical rating organization” (“NRSRO”), as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, to provide respective ratings of the Securities.

6. Covenants of the Underwriters. Each Underwriter severally covenants with the Company that (a) it has not made, and will not make any offer relating to the Securities that would constitute a free writing prospectus, without the prior consent of the Company, which consent shall not be unreasonably withheld, (b) any free writing prospectus used or referred to by it will not be subject to broad unrestricted dissemination and will not be required to be filed with the Commission, in accordance with Rule 433 under the Securities Act, as a result of any action taken or caused to be taken by the Underwriter, which is not consented to in advance by the Company, and (c) any free writing prospectus used or referred to by it, except any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act, as to which the Underwriter makes no representation or warranty, complied in all material respects with the Securities

Act. For the avoidance of doubt, the foregoing shall not restrict any Underwriter from making customary announcements under Rule 134 of the Securities Act.

7. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Company shall have requested and caused LeBoeuf, Lamb, Greene & MacRae, LLP, special counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives on behalf of the Underwriters, to the effect that:

(i) the Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus;

(ii) each of the Base Indenture and the First Supplemental Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act with respect to the Securities registered thereby and, assuming due authorization, execution and delivery thereof by the Trustee, constitute valid and binding instruments of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, rehabilitation, reorganization, moratorium or similar laws relating to creditors of insurance companies or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii) the Securities have been duly authorized and will be duly executed and delivered by the Company and when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in this Agreement, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, rehabilitation, reorganization, moratorium or similar laws relating to creditors of insurance companies or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and will be entitled to the benefits of the Indenture;

(iv) the execution, delivery and performance of this Agreement, the Base Indenture, the First Supplemental Indenture and the Replacement Capital Covenant, and the issuance and sale of the Securities by the Company, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Restated Certificate of Incorporation or Restated Bylaws of the Company;

(v) the Company meets the requirements for use of Form S-3 under the regulations of the Securities Act; the Registration Statement has become effective under the Securities Act; the required filing of the Basic Prospectus, any preliminary prospectus and the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and the notes thereto and the related statements, supporting schedules and other financial and statistical information included or referred to therein or omitted therefrom, the documents filed as part thereof or previously filed with the Commission and incorporated therein by reference to Item 12 of Form S-3, and the statements of eligibility and qualification of the Trustee under the Indenture, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act and the respective rules thereunder;

(vi) each of this Agreement and the Replacement Capital Covenant has been duly authorized, executed and delivered by the Company;

(vii) the statements in the Time of Sale Prospectus and Prospectus under the captions “Description of Notes,” “Description of Replacement Capital Covenant,” “Underwriting” and “Description of the Debt Securities” and “ERISA Matters,” insofar as they purport to constitute summaries of the terms of the documents referred to therein, fairly summarize the terms of such documents or fairly and accurately present the information disclosed therein in all material respects;

(viii) the statements in the Time of Sale Prospectus and the Prospectus under the caption “Certain United States Federal Income Tax Consequences,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

(ix) the Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as defined under the 1940 Act, although certain separate accounts of subsidiaries of the Company, and mutual funds managed and distributed by the Company and its subsidiaries are required to register as investment companies under the 1940 Act;

(x) the Securities, the Indenture and the Replacement Capital Covenant conform in all material respects to the descriptions thereof contained in the Time of Sale Prospectus; and

(xi) no consent, approval, authorization or order of, or filing with, any U.S. Federal or state governmental agency or body or court is required for the consummation by the Company of the transactions contemplated by this Agreement in connection with the issuance or sale of the Securities by the Company, except such as have been obtained and made under the Securities Act, the Exchange Act, the rules and regulations of the Commission, the by-laws of the NASD, or the Trust Indenture Act and such as may be required under any state securities laws;

Such counsel also shall state that (A) in such counsel’s opinion, the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (B) no facts have come to such counsel’s attention that have caused it to believe that the Registration Statement, when it became effective and at the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements, schedules and other financial and statistical data included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement, including the Form T-1, as to which such counsel need express no view); and no facts have come to such counsel’s attention that have caused it to believe that the Time of Sale Prospectus, as of the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial and statistical data, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement, including the Form T-1, as to which such counsel need express no view).

In making the statement referred to in the preceding paragraph, such counsel shall state that their opinion and the belief are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus, the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

In rendering the foregoing opinions, such counsel may rely as to matters of fact upon certificates of the officers of the Company and its subsidiaries, as to matters involving good standing, authorization to do business and other matters within their knowledge, upon certificates of public officials, and, as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, upon opinions of local counsel, which opinions shall state that they believe both you and they are justified in relying upon such certificates and opinions.

(b) The Representatives shall have received an opinion, dated the Closing Date, from Roger A. Craig, Vice President—Division General Counsel of the Company, to the effect that:

(i) each of (A) Nationwide Life Insurance Company, (B) Nationwide Life and Annuity Insurance Company and (C) Nationwide Life Insurance Company of America is an existing corporation in good standing under the laws of the state of its incorporation, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and as described in the Time of Sale Prospectus; and the Company and each of the Company’s Material Subsidiaries is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect (1) on the condition, financial or otherwise, business, properties or results of operations of the Company and its subsidiaries taken as a whole, (2) which affects the issuance or validity of the Securities, (3) which affects the consummation of any of the transactions contemplated by this Agreement or (4) is otherwise material in the context of the sale of the Securities; and all of the issued and outstanding capital stock of each Material Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable and is owned (directly or through subsidiaries) by the Company free from liens, claims, encumbrances and defects;

(ii) except for that certain Intercompany Agreement dated as of March 10, 1997 and amended as of May 1, 1999 among the Company, Nationwide Mutual Insurance Company and Nationwide Corporation, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

(iii) none of the execution, delivery and performance of this Agreement, the Base Indenture, the First Supplemental Indenture, the Replacement Capital Covenant, the Securities, and the consummation of the transactions contemplated herein and therein, and compliance by the Company with its obligations hereunder and thereunder, did or will result in a breach or violation of any of the terms or provisions of, or constitute a default under, or require the consent of any party under the charter, certificate or articles of incorporation, bylaws or code of regulations (or similar organizational documents), as the case may be, of any Material Subsidiary, any contract, indenture, mortgage, note, lease, agreement or other instrument to which the Company or any of its Material Subsidiaries is a party or by which any of them may be bound, or any applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Material Subsidiaries or any of their respective properties or assets, or did or will result in the creation or imposition of any lien on the properties or assets of the Company or any of its Material Subsidiaries except for such breaches, conflicts, violations or defaults which would not have a Material Adverse Effect;

(iv) each of the reports incorporated by reference in the Registration Statement or the Time of Sale Prospectus at the time they were filed or last amended (other than the financial statements and the notes thereto, the financial schedules, and any other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no belief) complied as to form in all material respects with the requirements of the Exchange Act; and such counsel has no reason to believe that any of such documents, when such documents were last amended or were so filed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading;

(v) the Company and each of its Material Subsidiaries hold all licenses, certificates and permits from all governmental authorities (including, without limitation, Insurance Licenses) which are necessary to the conduct of their respective businesses, except where the failure to hold such licenses, certificates or permits would not have a Material Adverse Effect; the Company’s Material Subsidiaries that are insurance companies have fulfilled and performed all obligations necessary to maintain their respective Insurance Licenses, except where the failure to perform such obligations would not have a Material Adverse Effect; and no event or events have occurred which may be reasonably expected to result in any impairment, modification, termination or revocation of such Insurance Licenses which individually or in the aggregate would have a Material Adverse Effect; and

(vi) to the best of such counsel’s knowledge and except as otherwise disclosed in the Time of Sale Prospectus, (A) there are no pending actions, suits or proceedings against the Company or any of its subsidiaries that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations contemplated in this

Agreement; and (B) no such actions, suits or proceedings have been threatened against the Company.

In rendering the foregoing opinions, such counsel may rely as to matters of fact upon certificates of the officers of the Company and its Material Subsidiaries, as to matters involving good standing, authorization to do business and other matters within their knowledge, upon certificates of public officials, and, as to matters involving the application of laws of any jurisdiction, upon the familiarity of attorneys employed by Nationwide Mutual Insurance Company, the ultimate controlling entity of the Company, under such counsel’s supervision. In addition, any opinion or statement in such opinion which is expressed “to my knowledge” or is otherwise qualified by words of like import means the conscious awareness of facts or other information by such counsel or lawyers under such counsel’s supervision who have actively participated in the preparation of such opinion.

(c) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 7(a)(ii), 7(a)(iii) and 7(a)(vii) (but only as to the statements in the Prospectus under “Description of Notes,” “Description of Replacement Capital Covenant” and “Description of the Debt Securities” insofar as relevant to the offering of the Securities and in the paragraph following Section 7(a)(x).

With respect to such paragraph following Section 7(a)(x), Davis Polk & Wardwell may state that their opinions and beliefs are based upon their participation in the preparation of the Time of Sale Prospectus, the preliminary prospectus supplement, the free writing prospectuses identified as part of the Time of Sale Prospectus in Schedule I hereto, the prospectus supplement and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus (including documents incorporated by reference), but are without independent check or verification, except as specified.

(d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that to their best knowledge after due inquiry:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Time of Sale Prospectus (exclusive of any supplement thereto), there has been no material change, or any development involving a prospective material change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Prospectus (exclusive of any supplement thereto).

(e) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, substantially in the form heretofore approved by you.

(f) Since the respective dates as of which information is given in the Registration Statement and the Time of Sale Prospectus, except as otherwise stated therein, (i) there has been no Material Adverse Effect and there has been no change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, business affairs, properties or results of operations of, the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (iii) except for regular quarterly dividends on the Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, of the Company in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Time of Sale Prospectus (exclusive of any supplement thereto).

(g) Subsequent to the Execution Time, there shall not have been any downgrading in the rating of any debt securities of the Company by any NRSRO or by any NRSRO of its rating of any Insurance Entity, or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or insurance rating of any Insurance Entity (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating)

(h) Nationwide Mutual Insurance Company shall have delivered to the Representatives a consent, in form heretofor approved by you, to the issuance by the Company of the Securities and the transactions contemplated hereby, as required by that certain Intercompany Agreement dated as of March 10, 1997 and amended as of May 1, 1999, among the Company, Nationwide Mutual Insurance Company and Nationwide Corporation.

(i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered at the office of Davis Polk & Wardwell, counsel for the Underwriters, at 450 Lexington Avenue, New York, New York 10017, on the Closing Date.

8. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9. Indemnification and Contribution. (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and Morgan Stanley & Co. International plc, the directors, officers, employees and agents of each Underwriter and Morgan Stanley & Co. International plc, and each person, if any, who controls any Underwriter or Morgan Stanley & Co. International plc within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission there from of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 9(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, (including the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to the Underwriters or the terms of the offering furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus (or any amendment or supplement thereto). The Company acknowledges that the list of Underwriters and their respective participation in the sale of the Securities, and the third paragraph and the fifth paragraph under the heading “Underwriting” in any preliminary prospectus, Time of Sale Prospectus and the Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any preliminary prospectus, Time of Sale Prospectus and the Prospectus.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Contribution.

(i) If the indemnification provided for in this Section 9 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(ii) The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount and commission received by the Underwriters, in each case as set forth on the cover of the Final Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

(iii) The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(iv) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

(v) Notwithstanding the provisions of this Section 9, in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.

(vi) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(vii) For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule II hereto and not joint.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11. Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Date (a) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Time of Sale Prospectus or Prospectus (exclusive of any supplement thereto), any Material Adverse Effect, or (b) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (c) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (d) if a banking moratorium has been declared by either Federal or New York authorities.

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, affiliates or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 and the last sentence of Section 10 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to Morgan Stanley & Co. Incorporated, Attention: Investment Banking Division (fax no. (212)-507-8999) and confirmed to it at 1585 Broadway, 29th Floor, New York, NY 10036, Attention: Investment Banking Division; or, if sent to the Company, will be mailed, delivered or telefaxed to Nationwide Financial Services, Inc., Attention: President (fax no. (614) 249-9351) and confirmed to it at One Nationwide Plaza, Columbus, OH 43215, Attention: President (with a copy to the General Counsel).

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, affiliates and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

18. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several

Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (b) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, or its affiliates, stockholders, creditors or employees or any other party; (c) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (d) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

Very truly yours,

NATIONWIDE FINANCIAL SERVICES, INC.

By:
Name:
Title:

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:
Name:
Title:

SCHEDULE I

Representatives:	Morgan Stanley & Co. Incorporated

Indenture:	Indenture and the First Supplemented Indenture, each dated as of May 18, 2007 between the Company and the Trustee

Trustee:	Wilmington Trust Company

Registration Statement File No.:	333-132910

Time of Sale Prospectus:

1.      Prospectus dated May 14, 2007 relating to the Shelf Securities

2.      the preliminary prospectus supplement dated May 14, 2007 relating to the Securities

3.      Final Term Sheet substantially in the form of Schedule III

Securities to be purchased:	6.75% Fixed-to-Floating Rate Junior Subordinated Notes

Aggregate Principal Amount:	$400,000,000

Purchase Price:	98.848% of the principal amount of the Securities, plus accrued interest, if any, from May 18, 2007

Scheduled Maturity:	May 15, 2037

Final Maturity:	May 15, 2067

Interest Rate:	6.75% per annum, accruing from and including May 18, 2007 to but excluding May 15, 2037, and three-month LIBOR plus 2.33% per annum from and including May 15, 2037 to but excluding May 15, 2067

Interest Payment Dates:	May 15 and November 15 of each year, beginning November 15, 2007 until May 15, 2037, and then February 15, May 15, August 15 and November 15 of each year, beginning August 15, 2037 until May 15, 2067

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Closing Date and Time:	May 18, 2007 9:00 a.m.

Closing Location:	Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017

Address for Notices to Underwriters:	c/o Morgan Stanley & Co. Incorporated 1585 Broadway New York, NY 10036

Address for Notices to the Company:	One Nationwide Plaza Columbus, Ohio 43215

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SCHEDULE II

Underwriter	Principal Amount of Securities To Be Purchased
Morgan Stanley & Co. Incorporated	$280,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	40,000,000
Wachovia Capital Markets, LLC	40,000,000
Citigroup Global Markets Inc.	10,000,000
J.P. Morgan Securities Inc.	10,000,000
Lehman Brothers Inc.	10,000,000
UBS Securities LLC	10,000,000

Total	$400,000,000

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SCHEDULE III

Filed pursuant to Rule 433

May 14, 2007

Relating to

Preliminary Prospectus Supplement dated May 14, 2007 to

Prospectus Dated May 14, 2007

Registration Statement No. 333-132910

NATIONWIDE FINANCIAL SERVICES, INC.

$400,000,000

6.75% FIXED-TO-FLOATING RATE JUNIOR SUBORDINATED NOTES

Issuer:	Nationwide Financial Services, Inc. (“NFS”).

Securities:	6.75% Fixed-to-Floating Rate Junior Subordinated Notes (the “Notes”)

Aggregate Principal Amount:	$400,000,000

Par Amount:	$1,000 per Note.

Expected Ratings:

Moody’s Investors Service: Baa1

Standard & Poor’s: BBB

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

Trade Date:	May 14, 2007

Settlement Date:	May 18, 2007 (T+4)

Scheduled Redemption Date:	May 15, 2037, which may be extended to May 15, 2047 or May 15, 2057 at NFS’ option upon the satisfaction of certain criteria as described in the prospectus supplement.

Final Maturity Date:	May 15, 2067, which may be extended to May 15, 2077 or May 15, 2087 at NFS’ option upon the satisfaction of certain criteria as described in the prospectus supplement.

Interest Rate and Interest Payment Dates During Fixed Rate Period:

The Notes will bear interest on their principal amount from and including May 18, 2007 to but excluding May 15, 2037 at the annual rate of 6.75%, payable semi-annually in arrears on May 15 and November 15 of each year, beginning November 15, 2007.

Day Count Convention During Fixed Rate Period:	30/360, from and including May 18, 2007 to but excluding May 15, 2037.

Interest Rate and Interest Payment Dates During Floating Rate Period:

From May 15, 2037, the Notes will bear interest at an annual rate equal to three-month LIBOR plus 2.33%, payable quarterly in arrears on May 15, August 15, November 15 and February 15, beginning August 15, 2037.

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Day Count Convention During Floating Rate Period:	Actual/360 from and including May 15, 2037.

CUSIP/ISIN:	638612 AJ0/ US638612AJ06

Reference Treasury Benchmark Yield:	4.882% (4.500% due February 15, 2036)

Spread to Benchmark Treasury:	+188 basis points (1.88%)

Price to Public:	99.848%

Redemption Price:

Redeemable in whole or in part, at any time on or after May 15, 2037 at their principal amount plus accrued and unpaid interest to the date of redemption, provided that in the event of a redemption in part that the principal amount outstanding after such redemption is at least $50,000,000.

Make-Whole Price and Special Event Make-Whole Price:

•      Redeemable in whole or in part, prior to May 15, 2037, in cases not involving a tax event or rating agency event, at their principal amount plus accrued and unpaid interest to the date of redemption or, if greater, the “make-whole price,” provided that in the event of a redemption in part the principal amount outstanding after such redemption is at least $50,000,000.

“Make-whole price” means the sum, as calculated by the premium calculation agent, of the present values of the outstanding principal (discounted from May 15, 2037) and remaining scheduled payments of interest that would have been payable to and including May 15, 2037 (discounted from their respective interest payment dates) on the Notes to be redeemed (not including any portion of such payments of interest accrued to the redemption date) to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 30 basis points, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

•      Redeemable in whole, but not in part, prior to May 15, 2037, within 90 days after the occurrence of a tax event or rating agency event, at their principal amount plus accrued and unpaid interest to the date of redemption or, if greater, the “special event make-whole price”.

“Special event make-whole price” means the sum, as calculated by the premium calculation agent, of the present values of the outstanding principal (discounted from May 15, 2037) and remaining scheduled payments of interest that would have been payable to and including May 15, 2037 (discounted from their respective interest payment dates) on the Notes to be redeemed (not including any portion of such payments of interest accrued to the redemption date) to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day

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months) at the treasury rate plus 50 basis points, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

•      For purposes of the definition of “comparable treasury issue” (which is applicable to the determination of both the “make-whole price” and the “special event make-whole price”) set forth in the Preliminary Prospectus Supplement, the date set forth therein shall be 2037.

Replacement Capital Covenant:	A replacement capital covenant will apply until the date that is 20 years prior to the final maturity date.

Estimated Net Proceeds:	$395,392,000

Sole Structuring Advisor and Bookrunner:	Morgan Stanley & Co. Incorporated

Co-Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., and UBS Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. Incorporated toll free at 1-866-718-1649.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

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ANNEX 1

Material Subsidiaries

Nationwide Life Insurance Company

Nationwide Life and Annuity Insurance Company

Nationwide Life Insurance Company of America

Annex-1